UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 2, 2026

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

delaware	000-14893	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, new york 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) [240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	REFR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2026, Research Frontiers Incorporated (the “Company”) received two deficiency notification letters from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”).

The first notification letter advised the Company that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business days from April 15, 2026 to June 1, 2026, the Company no longer satisfies the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2).

The second notification letter advised the Company that, based upon Nasdaq’s review of the Company’s Market Value of Listed Securities (“MVLS”) for the 30 consecutive business days from April 20, 2026 to June 1, 2026, the Company no longer satisfies the $35 million minimum MVLS requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(2). The notification letter also noted that the Company does not currently meet the alternative continued listing standards under Nasdaq Listing Rules 5550(b)(1) and 5550(b)(3), relating to minimum stockholders’ equity and net income from continuing operations, respectively.

The Nasdaq notifications have no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “REFR.”

In accordance with Nasdaq Listing Rules 5810(c)(3)(A) and 5810(c)(3)(C), the Company has been provided 180 calendar days, or until November 30, 2026, to regain compliance with the minimum bid price requirement and the MVLS requirement, respectively.

To regain compliance with the minimum bid price requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the compliance period, unless Nasdaq exercises its discretion to require a longer period as permitted under its rules.

To regain compliance with the MVLS requirement, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days during the compliance period, unless Nasdaq exercises its discretion to require a longer period as permitted under its rules.

The Company intends to monitor the closing bid price of its common stock and its MVLS and will consider available options to regain compliance with the applicable Nasdaq continued listing requirements. The Company’s objective is to regain compliance through improved market valuation and bid-price performance, and the Company does not currently intend to effect a reverse stock split for the purpose of regaining compliance. However, there can be no assurance that the Company will regain compliance with either requirement within the applicable compliance period, or at all, or that the Company will otherwise remain in compliance with the other Nasdaq continued listing standards.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
	By:	Joseph M. Harary
	Title:	President and CEO
Dated: June 5, 2026